UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01	Entry into a Material Definitive Agreement

On December 4, 2017, Lexicon Pharmaceuticals, Inc. (the “Company”) entered into a Loan Agreement among the Company, as borrower, certain subsidiaries of the Company from time to time party thereto, as guarantors (the “Guarantors”), BioPharma Credit PLC, as collateral agent and a lender (the “Agent”), and BioPharma Credit Investments IV Sub LP, as a lender (the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Item 1.01 have the respective meanings ascribed to such terms in the Loan Agreement.
The Loan Agreement provides for a $150 million Term Loan to be extended to the Company on or about the closing date, as well as an additional $50 million Term Loan to be made available, at the Borrower’s option, by March 2019 if net sales are greater than $25 million in the preceding quarter (subject to other customary conditions). The Term Loans bear interest at a rate equal to 9.00% per annum and mature five years from the date of the first credit extension. To the extent that an Event of Default occurs and is continuing, all amounts outstanding under the Loan Agreement will bear additional interest.
The Term Loan is subject to mandatory prepayment provisions that require prepayment upon a change of control or receipt of proceeds from certain non-ordinary course transfers of assets. The Company may prepay the Term Loan in whole at its option at any time. Any prepayment of the Term Loan is subject to customary make-whole premiums and prepayment premiums.
The obligations under the Loan Agreement are guaranteed by the Guarantors and secured by a first lien security interest in substantially all of the assets (subject to certain exceptions) of the Company and the Guarantors.
The Loan Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default applicable to the Company and the Guarantors, but does not include any financial covenants relating to the achievement or maintenance of revenue, cash flow or cash and investment requirements. If an event of default occurs and is continuing, the Agent may, or at the request of the Required Lenders, shall, declare all amounts outstanding under the Loan Agreement to be immediately due and payable.
The foregoing description of the Loan Agreement is qualified in its entirety by reference to such Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On December 5, 2017, the Company issued a press release announcing the execution of the Loan Agreement discussed above, a copy of which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
†10.1	—
Loan Agreement, dated as of December 4, 2017, among Lexicon Pharmaceuticals, Inc., as Borrower, certain subsidiaries of the Borrower, as Guarantors, BioPharma Credit PLC, as Collateral Agent and a Lender and BioPharma Credit Investments IV Sub LP, as a Lender.

99.1	—	Press Release of Lexicon Pharmaceuticals, Inc. dated December 5, 2017

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† Confidential treatment has been requested for a portion of this exhibit. The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: December 5, 2017	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

4.5    Index to Exhibits

Exhibit No.	Description
†10.1	—
Loan Agreement, dated as of December 4, 2017, among Lexicon Pharmaceuticals, Inc., as Borrower, certain subsidiaries of the Borrower, as Guarantors, BioPharma Credit PLC, as Collateral Agent and a Lender and BioPharma Credit Investments IV Sub LP, as a Lender.

99.1	—	Press Release of Lexicon Pharmaceuticals, Inc. dated December 5, 2017

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† Confidential treatment has been requested for a portion of this exhibit. The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.